UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2017

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2017, Zillow Group, Inc. (“Zillow Group”) held its 2017 Annual Meeting of Shareholders. At the 2017 Annual Meeting, Zillow Group’s shareholders voted:

(1)	to elect two directors, Jay C. Hoag and Gregory B. Maffei, to serve until the 2020 Annual Meeting of Shareholders and one director, April Underwood, to serve until the 2019 Annual Meeting of Shareholders, each upon nomination by Zillow Group’s board of directors. As previously disclosed, the board of directors appointed Ms. Underwood to fill a vacancy on the board in February 2017. In accordance with the company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and Washington law, Ms. Underwood’s initial term expired at the 2017 Annual Meeting.

(2)	to ratify the appointment of Deloitte & Touche LLP as Zillow Group’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The company’s inspector of election certified the following voting results:

Proposal 1: Election of Directors

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Jay C. Hoag	100,836,960	2,466,663	7,406,544
Gregory B. Maffei	94,181,517	9,122,106	7,406,544
April Underwood	100,788,509	2,515,114	7,406,544

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
110,543,488	107,253	59,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2017	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer